Exhibit 99.2

Worldpay, Inc.
Earnings Release Supplemental Financial Information
August 6, 2019

Schedule 1
Worldpay, Inc.
Consolidated Statements of Income
(Unaudited)
(in millions, except share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Revenue	$1,073.0	$1,006.8	7%	$2,043.0	$1,857.5	10%
Sales and marketing	304.0	283.4	7%	594.9	549.4	8%
Other operating costs	173.5	185.5	(6)%	354.5	340.6	4%
General and administrative	105.6	136.8	(23)%	233.0	386.9	(40)%
Depreciation and amortization	253.4	287.9	(12)%	517.8	495.1	5%
Income (loss) from operations	236.5	113.2	109%	342.8	85.5	301%
Interest expense—net	(69.2)	(79.9)	(13)%	(141.3)	(155.1)	(9)%
Non-operating income (expense)(1)	(4.2)	(22.0)	(81)%	(0.7)	(30.6)	(98)%
Income (loss) before applicable income taxes	163.1	11.3	NM	200.8	(100.2)	NM
Income tax expense (benefit)	18.6	12.8	45%	18.2	(0.4)	NM
Net income (loss)	144.5	(1.5)	NM	182.6	(99.8)	NM
Less: Net income attributable to non-controlling interests	(1.2)	(1.4)	(14)%	(2.9)	(0.7)	314%
Net income (loss) attributable to Worldpay, Inc.	$143.3	$(2.9)	NM	$179.7	$(100.5)	NM
Net income (loss) per share attributable to Worldpay, Inc. Class A common stock:
Basic	$0.46	$(0.01)	NM	$0.59	$(0.35)	NM
Diluted(2)	$0.46	$(0.01)	NM	$0.58	$(0.35)	NM
Shares used in computing net income (loss) per share of Class A common stock:
Basic	311,029,474	296,204,304		306,562,681	284,868,484
Diluted	313,083,818	296,204,304		312,834,187	284,868,484

(1)	Non-operating income (expense) primarily consists of other income and expense items outside of the Company’s operating activities.

(2)
Up until March 18, 2019, we were structured as a C corporation and Worldpay Holding’s structure as a pass-through entity for tax purposes, the numerator in the diluted net income per share calculation was adjusted to reflect the Company’s income tax expense at an expected effective tax rate assuming the conversion of the Class B units of Worldpay Holding into shares of our Class A common stock. During the three and six months ended June 30, 2018, approximately 15.0 million and 15.1 million, respectively, weighted average Class B units of Worldpay Holding were excluded in computing diluted net income per share because including them would have an antidilutive effect. As the Class B units of Worldpay Holding were not included, the numerator used in the calculation of diluted net income per share was equal to the numerator used in the calculation of basic net income per share for the three and six months ended June 30, 2018. Additionally, due to the net loss for the three and six months ended June 30, 2018, any remaining potentially dilutive securities were also excluded from the denominator in computing dilutive net income per share. Since March 18, 2019, all Class B units are no longer outstanding and for the three months ended June 30, 2019, the methodology above is not applicable and diluted earnings per share is computed by dividing net income attributable to Worldpay, Inc. by the weighted-average shares outstanding during the period and the impact of securities that have a diluted effect on earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
(Loss) income before applicable income taxes	$—	$—	$200.8	$—
Taxes	—	—	19.9	—
Net income (loss)	$143.3	$(2.9)	$180.9	$(100.5)
Diluted shares	313,083,818	296,204,304	312,834,187	284,868,484
Diluted EPS	$0.46	$(0.01)	$0.58	$(0.35)

Schedule 2
Worldpay, Inc.
Adjusted Net Income
(Unaudited)
(in millions, except share data)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
	2019	2018	% Change	2019	2018	% Change
Income (loss) before applicable income taxes	$163.1	$11.3	NM	$200.8	$(100.2)	NM
Non-GAAP Adjustments:
Transition, acquisition and integration costs(1) (2)	46.2	52.8	(13)%	88.6	230.2	(62)%
Share-based compensation(2)	24.6	39.0	(37)%	57.6	56.2	2%
Intangible amortization and depreciation expense (2) (3)	215.1	252.7	(15)%	441.3	425.5	4%
Non-operating (income) expense(4)	4.2	22.0	(81)%	0.7	30.6	(98)%
Non-GAAP adjusted income before applicable income taxes	453.2	377.8	20%	789.0	642.3	23%
Less: Adjustments
Adjusted tax expense(5)	65.1	50.3	29%	107.5	77.8	38%
Adjusted tax rate	14%	13%		14%	12%

Other(6)	1.0	0.4	150%	1.4	0.7	100%
Adjusted net income	$387.1	$327.1	18%	$680.1	$563.8	21%

Adjusted net income per share	$1.24	$1.04	19%	$2.17	$1.87	16%
Adjusted shares outstanding(7)	313,083,818	313,431,291		312,834,187	302,127,796

Non-GAAP and Adjusted Financial Measures
This schedule presents non-GAAP and adjusted financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP. Such financial measures should not be considered as alternatives to GAAP, and such measures may not be comparable to those reported by other companies.

Adjusted net income is derived from GAAP income before applicable income taxes and adjusted for the following items described below:

(1)	Represents acquisition and integration costs incurred in connection with our acquisitions, charges related to employee terminations and other transition activities.

(2)	Below are the adjustments to Other operating costs, General and administrative and Depreciation and amortization.

	Three Months Ended June 30, 2019			Three Months Ended June 30, 2018
	Transition, Acquisition & Integration	Share-Based Compensation	Intangible Amortization and Depreciation Expense	Transition, Acquisition & Integration	Share-Based Compensation	Intangible Amortization and Depreciation Expense
Other operating costs	$26.0	$—	$—	$27.0	$—	$—
General and administrative	20.2	24.6	—	25.8	39.0	—
Depreciation and amortization	—	—	215.1	—	—	252.7
Total adjustments	$46.2	$24.6	$215.1	$52.8	$39.0	$252.7

	Six Months Ended June 30, 2019			Six Months Ended June 30, 2018
	Transition, Acquisition & Integration	Share-Based Compensation	Intangible Amortization and Depreciation Expense	Transition, Acquisition & Integration	Share-Based Compensation	Intangible Amortization and Depreciation Expense
Other operating costs	$46.5	$—	$—	$37.2	$—	$—
General and administrative	42.1	57.6	—	193.0	56.2	—
Depreciation and amortization	—	—	441.3	—	—	425.5
Total adjustments	$88.6	$57.6	$441.3	$230.2	$56.2	$425.5

(3)	Represents amortization of intangible assets acquired through business combinations and customer portfolio and related asset acquisitions as well as depreciation of acquired software.

(4)	See note (1) in Schedule 1.

(5)
Represents adjusted income tax expense to reflect a projected effective tax rate of 20.1% for 2019 and 19.8% for 2018, including the tax effect of adjustments described above. Adjusted tax expense includes tax benefits due to: (1) the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, (2) the tax basis step up associated with our separation from Fifth Third Bank and (3) the purchase or exchange of Class B units of Worldpay Holding, net of payment obligations under tax receivable agreements. The effective tax rate is expected to remain at 20.1% for the remainder of 2019.

(6)	Represents the non-controlling interest, net of adjusted income tax expense, associated with a consolidated joint venture.

(7)
The adjusted shares outstanding include 15.0 million and 15.1 million of weighted average Class B units that are excluded from the GAAP dilutive net income per share calculation for the three and six months ended June 30, 2018. Additionally, the three and six months ended June 30, 2018 also include other potentially dilutive securities that are excluded from the GAAP dilutive net income per share calculation. As of June 30, 2019 all Class B units have been converted to Class A common stock and are therefore included in the Company’s shares outstanding.

Schedule 3
Worldpay, Inc.
Segment Information
(Unaudited)
(in millions)

Technology Solutions

	Three Months Ended June 30,
	2019	2018	% Change
Revenue	$466.2	$401.6	16%
Sales and marketing	124.6	98.1	27%
Segment profit	$341.6	$303.5	13%

	Six Months Ended June 30,
	2019	2018	% Change
Revenue	$893.5	$738.0	21%
Sales and marketing	243.0	194.0	25%
Segment profit	$650.5	$544.0	20%

Merchant Solutions

	Three Months Ended June 30,
	2019	2018	% Change
Revenue	$520.0	$520.4	—%
Sales and marketing	172.9	179.0	(3)%
Segment profit	$347.1	$341.4	2%

	Six Months Ended June 30,
	2019	2018	% Change
Revenue	$979.4	$952.6	3%
Sales and marketing	338.9	342.8	(1)%
Segment profit	$640.5	$609.8	5%

Issuer Solutions

	Three Months Ended June 30,
	2019	2018	% Change
Revenue	$86.8	$84.8	2%
Sales and marketing	6.5	6.3	3%
Segment profit	$80.3	$78.5	2%

	Six Months Ended June 30,
	2019	2018	% Change
Revenue	$170.1	$166.9	2%
Sales and marketing	13.0	12.6	3%
Segment profit	$157.1	$154.3	2%

Schedule 4
Worldpay, Inc.
Condensed Consolidated Statements of Financial Position
(Unaudited)
(in millions)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$288.6	$196.5
Accounts receivable—net	1,681.0	1,694.8
Settlement assets and merchant float	5,126.8	3,132.3
Prepaid expenses	91.5	80.0
Other	567.6	526.1
Total current assets	7,755.5	5,629.7

Property, equipment and software—net	1,105.5	1,074.1
Intangible assets—net	2,740.9	3,127.8
Goodwill	14,100.3	14,137.9
Deferred taxes	1,176.2	789.9
Other assets	219.0	129.1
Total assets	$27,097.4	$24,888.5

Liabilities and equity
Current liabilities:
Accounts payable and accrued expenses	$1,276.8	$1,188.7
Settlement obligations	5,918.5	3,723.6
Current portion of notes payable	218.5	225.7
Current portion of tax receivable agreement obligations	28.5	73.1
Deferred income	30.2	25.1
Current maturities of finance lease obligations	20.0	22.7
Other	658.2	630.3
Total current liabilities	8,150.7	5,889.2
Long-term liabilities:
Notes payable	6,944.0	7,622.1
Tax receivable agreement obligations	890.2	590.8
Finance lease obligations	24.3	34.3
Deferred taxes	345.1	473.7
Other	197.3	74.4
Total long-term liabilities	8,400.9	8,795.3
Total liabilities	16,551.6	14,684.5

Commitments and contingencies
Equity:
Total equity (1)	10,545.8	10,204.0
Total liabilities and equity	$27,097.4	$24,888.5

(1)	Includes equity attributable to non-controlling interests.

Schedule 5
Worldpay, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(in millions)

	Six Months Ended
	June 30, 2019	June 30, 2018
Operating Activities:
Net income (loss)	$182.6	$(99.8)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	517.8	495.1
Amortization of customer incentives	15.1	12.6
Amortization and write-off of debt issuance costs	1.9	72.9
Gain on foreign currency forward	—	(35.9)
Share-based compensation expense	57.6	56.2
Deferred tax (benefit) expense	(28.6)	27.3
Tax receivable agreements non-cash items	(3.4)	(6.4)
Other	(1.5)	1.2
Change in operating assets and liabilities:
Accounts receivable	9.1	(50.3)
Net settlement assets and obligations	20.6	105.7
Prepaid and other assets	19.4	(33.4)
Accounts payable and accrued expenses	113.4	(159.6)
Other liabilities	31.5	(6.8)
Net cash provided by operating activities	935.5	378.8
Investing Activities:
Purchases of property and equipment	(175.5)	(103.1)
Acquisition of customer portfolios and related assets and other	(12.7)	(51.1)
Purchase of interest rate caps	—	(8.1)
Proceeds from foreign currency forward	—	71.5
Cash acquired in acquisitions, net of cash used	—	1,405.8
Other	9.1	—
Net cash (used in) provided by investing activities	(179.1)	1,315.0
Financing Activities:
Proceeds from issuance of long-term debt	—	2,951.8
Borrowings on revolving credit facility	4,204.0	2,598.0
Repayment of revolving credit facility	(4,254.0)	(2,823.0)
Repayment of debt and finance lease obligations	(643.5)	(2,590.3)
Payment of debt issuance costs	—	(91.1)
Proceeds from issuance of Class A common stock under employee stock plans	16.7	14.9
Repurchase of Class A common stock (to satisfy tax withholding obligations)	(20.0)	(11.7)
Settlement and payments under certain tax receivable agreements	(69.7)	(140.6)
Distributions to non-controlling interests	(3.3)	(6.4)
Net cash provided by (used in) financing activities	(769.8)	(98.4)
Net (decrease) increase in cash and cash equivalents	(13.4)	1,595.4
Cash and cash equivalents—Beginning of period	2,581.3	1,272.2
Effect of exchange rate changes on cash	(18.7)	(139.2)
Cash and cash equivalents—End of period	$2,549.2	$2,728.4
Cash Payments:
Interest	$125.3	$149.3
Income taxes	22.6	6.2
Non-cash Items:
Issuance of tax receivable agreements	$327.9	$120.9
(to be continued)

Schedule 5
Worldpay, Inc.
Consolidated Statements of Cash Flows (Continued)
(Unaudited)
(in millions)

Reconciliation of cash and cash equivalents to the Condensed Consolidated Statements of Financial Position

	Six Months Ended
	June 30, 2019	June 30, 2018
Cash and cash equivalents on the Condensed Consolidated Financial Statements	$288.6	$367.7
Other restricted cash (in other current assets)	546.0	487.5
Merchant float (in settlement assets and merchant float)	1,714.6	1,873.2
Total cash and cash equivalents per the Consolidated Statements of Cash Flows	$2,549.2	$2,728.4

Schedule 6
Worldpay, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(Unaudited)
(in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Net income (loss)	$144.5	$(1.5)	NM	$182.6	$(99.8)	NM
Income tax expense (benefit)	18.6	12.8	45%	18.2	(0.4)	NM
Non-operating (income) expense(1)	4.2	22.0	(81)%	0.7	30.6	(98)%
Interest expense—net	69.2	79.9	(13)%	141.3	155.1	(9)%
Share-based compensation	24.6	39.0	(37)%	57.6	56.2	2%
Transition, acquisition and integration costs(2)	46.2	52.8	(13)%	88.6	230.2	(62)%
Depreciation and amortization	253.4	287.9	(12)%	517.8	495.1	5%
Adjusted EBITDA	$560.7	$492.9	14%	$1,006.8	$867.0	16%
Non-GAAP Financial Measures
This schedule presents adjusted EBITDA, which is an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP net income, and such measure may not be comparable to those reported by other companies.

(1)	See note (1) in Schedule 1.

(2)	See notes (1) and (2) in Schedule 2.